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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 401(k) Plan of The St. Joe Company of our report dated April 14, 2005 with respect to the financial statements and schedule of The St. Joe Company 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Vestal & Wiler, CPAs.
Vestal & Wiler, CPAs
Orlando, Florida
August 9, 2005